UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2006 (January 1, 2006)
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

1100 Louisiana Street, Suite 2000
Houston, Texas	77002-5215
(Address of principal executive offices)	(Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Supplemental Executive Retirement Plan
Summary of Changes to Non-Employee Director Compensation Agreements

Item 1.01. Entry into a Material Definitive Agreement.
A. Adoption of Supplemental Executive Retirement Plan
     The Houston Exploration Company (the “Company”) adopted a Supplemental Executive Retirement Plan (the “SERP”) effective January 1, 2006 to provide retirement benefits to selected employees of the Company. The SERP is an unfunded, non-tax qualified defined benefit pension plan for certain management level or other highly compensated employees of the Company, as identified by the Plan Administrator. Eligible employees will be entitled to a monthly retirement benefit for life in the form of an annuity, the amount of which will vary based on the employee’s Final Average Salary (as defined in the SERP).
     Once vested, each participant in the SERP will be entitled to the accrued benefit, or a portion thereof, as determined by the participant’s retirement date. A participant who terminates his or her employment with the Company on or after his or her normal retirement date (as defined in the SERP) will receive full accrued benefits, beginning not later than six months after separation. If a participant terminates his or her employment prior to his or her normal retirement date, his or her benefits will be reduced in accordance with the provisions of the SERP.
     The amount of benefits payable to a participant will be determined in accordance with the formula set forth in the SERP. Generally, the annual benefits will be determined by multiplying 2.5% of the participant’s Final Average Salary (calculated by averaging the highest consecutive three years of a participant’s annual base salary and bonuses during the five years immediately prior to the termination of employment, by the number of years of service, not to exceed 20 years), subject to reduction for certain amounts.
     A participant becomes fully vested upon the earlier of completing five years of participation in the SERP, or attaining the age of 65 prior to termination of employment. In the event a participant is terminated for cause, all benefits under the SERP will be forfeited. All benefits become fully vested upon a change of control (as defined in the SERP) and may become payable in a lump-sum if a participant’s employment is terminated by the Company without cause or the participant resigns for good reason within two years following a change of control.
     The foregoing description of the SERP is qualified in its entirety by reference to the provisions of the SERP, which is attached to this Report as Exhibit 99.1 and incorporated by reference herein.
B. Increase in Director Compensation
     Also effective January 1, 2006, the Board of Directors approved an increase to the annual retainer payable to non-employee directors to $40,000. Following consultation with the Company’s compensation consultants, compensation for certain positions on the Board also has been adjusted as follows: (i) the meeting fee for committee service has been increased to $1,500 per meeting; (ii) the annual retainer for committee chairpersons (other than the Audit

Committee) has been increased to $5,000; and (iii) the annual retainer for the chairperson of the Audit Committee has been increased to $10,000.
     A summary of the changes to the non-employee director compensation arrangements is attached as Exhibit 99.2 to this Report.
Item 8.01. Other Events.
     The information included under Item 1.01 above of this Current Report is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

99.1	The Houston Exploration Company Supplemental Executive Retirement Plan dated January 1, 2006

99.2	Summary of Changes to Non-Employee Director Compensation Arrangements

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2006	THE HOUSTON EXPLORATION COMPANY

	By:	/s/ James F. Westmoreland

James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	The Houston Exploration Company Supplemental Executive Retirement Plan dated January 1, 2006

99.2	Summary of Changes to Non-Employee Director Compensation Arrangements